UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 2, 2026

LEIDOS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33072	20-3562868
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1750 Presidents Street, Reston, Virginia	20190
(Address of principal executive office)	(Zip Code)

(571) 526-6000

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $.0001 per share	LDOS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 2, 2026, Leidos, Inc. (the “Issuer”), a direct wholly-owned subsidiary of Leidos Holdings, Inc. (“Leidos”), issued and sold $600 million aggregate principal amount of 4.100% senior notes due 2029 (the “2029 Notes”) and $800 million aggregate principal amount of 5.000% senior notes due 2036 (the “2036 Notes” and, collectively with the 2029 Notes, the “Notes” and, such offering, the “Notes Offering”). The Notes Offering was made pursuant to the Issuer’s automatic shelf registration statement on Form S-3 (File No. 333-293564). The Notes were issued pursuant to an indenture, dated as of October 8, 2020 (the “October 2020 Indenture”), among the Issuer, Leidos, as a guarantor, and Citibank, N.A., as trustee (the “Trustee”), as supplemented by an officers’ certificate dated March 2, 2026.

The Issuer estimates that the net proceeds from this offering will be approximately $1,387 million after deducting underwriting discounts and its estimated offering expenses. The Issuer intends to use the net proceeds for this offering to fund a portion of the consideration payable in connection with the proposed acquisition of all of the issued and outstanding shares of capital stock of KENE Parent, Inc (“ENTRUST”) pursuant to the Stock Purchase Agreement, dated January 23, 2026, by and among the Issuer, KENE Holdings, L.P. and ENTRUST (the “Acquisition Agreement” and the “Entrust Acquisition”). Pending application of the proceeds to fund the consideration payable in connection with the Entrust Acquisition, the Issuer may temporarily use such funds for general corporate purposes or may invest such funds in short-term, liquid investments. The sale of the Notes is not conditioned upon the consummation of the Entrust Acquisition, which, if completed, will occur subsequent to the closing of the sale of the Notes.

The Notes will be senior unsecured obligations of the Issuer and will be guaranteed by Leidos.

Interest is payable on the 2029 Notes semi-annually in arrears at an annual rate of 4.100% on March 15 and September 15 of each year, beginning on September 15, 2026. The 2029 Notes will mature on March 15, 2029. Interest is payable on the 2036 Notes semi-annually in arrears at an annual rate of 5.000% on March 15 and September 15 of each year, beginning on September 15, 2026. The 2036 Notes will mature on March 15, 2036.

At any time prior to February 15, 2029 in the case of the 2029 Notes and December 15, 2035 in the case of the 2036 Notes, the Issuer may redeem some or all of the 2029 Notes or 2036 Notes, respectively, by paying a “make-whole premium” plus accrued and unpaid interest, if any, to the redemption date. At any time on or after February 15, 2029 in the case of the 2029 Notes and December 15, 2035 in the case of the 2036 Notes, the Issuer may redeem some or all of the 2029 Notes or 2036 Notes, respectively, by paying a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest, if any, to the redemption date.

Upon a change of control triggering event, as defined in the October 2020 Indenture, the Issuer is required to offer to repurchase the applicable series of Notes then outstanding at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase.

If (i) the Entrust Acquisition is not consummated on or before the later of (x) August 14, 2026 (the “End Date”) and (y) the date that is five business days after any later date to which the End Date may be extended in the Acquisition Agreement (such later date, the “Special Mandatory Redemption End Date”) or (ii) the Issuer notifies the Trustee under the October 2020 Indenture that it will not pursue the consummation of the Entrust Acquisition (the earlier of the date of delivery of such notice (ii) and the Special Mandatory Redemption End Date, a “Special Mandatory Redemption Trigger”), then the Issuer will be required to redeem the Notes (the “Special Mandatory Redemption”), in whole, at a special mandatory redemption price equal to 101% of the aggregate principal amount of the Notes being redeemed, plus accrued and unpaid interest, if any, to, but excluding, the Special Mandatory Redemption Date (as defined below) (subject to the right of holders of the Notes of record on the relevant record date to receive interest due on an interest payment date falling prior to the Special Mandatory Redemption Date) (the “Special Mandatory Redemption Price”). Unless the Issuer defaults in payment of the Special Mandatory Redemption Price, on and after such Special Mandatory Redemption Date, interest will cease to accrue on the Notes to be redeemed.

In the event that the Issuer becomes obligated to redeem the Notes pursuant to the Special Mandatory Redemption, the Issuer will promptly, and in any event not more than five business days after the Special Mandatory Redemption Trigger, deliver notice to the Trustee of the Special Mandatory Redemption and the date upon which the Notes will be redeemed (the “Special Mandatory Redemption Date”), which date shall be no later than the tenth business day following the date of such notice unless some longer minimum period may be required by the Depository Trust Company (or any successor depositary), together with a notice of Special Mandatory Redemption for the Trustee to deliver to each registered holder of Notes. The Trustee will then promptly mail or deliver electronically if such Notes are held by any depositary in accordance with such depositary’s customary procedures, such notice of Special Mandatory Redemption to each registered holder of the Notes to be redeemed at its registered address.

The October 2020 Indenture provides for customary events of default, including failure to make required payments; failure to comply with certain agreements or covenants; and certain events of bankruptcy and insolvency. An event of default under the October 2020 Indenture with respect to any series of the Notes will allow either the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes of such series to accelerate, or in certain cases, will automatically cause the acceleration of, the amounts due under the Notes of such series.

The foregoing description of the October 2020 Indenture does not purport to be a complete statement of the parties’ rights and obligations under the October 2020 Indenture and is qualified in its entirety by reference to the October 2020 Indenture, which was filed as Exhibit 4.3 to the Issuer’s automatic shelf registration statement on Form S-3 (File No. 333-293564).

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits: The following exhibits are attached with this report:

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of February 19, 2026, between Leidos, Inc., Leidos Holdings, Inc., Citigroup Global Markets Inc., BofA Securities, Inc. and MUFG Securities Americas Inc.

4.1	Officers’ Certificate of Leidos, Inc., dated as of March 2, 2026

4.2	Form of Global Note representing Leidos, Inc.’s 4.100% Notes due 2029 (included in Exhibit 4.1)

4.3	Form of Global Note representing Leidos, Inc.’s 5.000% Notes due 2036 (included in Exhibit 4.1)

5.1	Opinion of Davis Polk & Wardwell LLP

23.1	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File - the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEIDOS HOLDINGS, INC.

Date: March 2, 2026	By:	/s/ Henrique B. Canarim
Henrique B. Canarim
	Its:	Corporate Secretary